SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2008

POWDER RIVER PETROLEUM INTERNATIONAL, INC.

 (Exact name of registrant as specified in its charter)

OKLAHOMA	000-31945	84-1521645
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

202, 1212-31ST Avenue NE, Calgary, Alberta, Canada T2E 7S8

 (Address of principal executive office)

Registrant's telephone number, including area code: (403) 263-4145

Copies to:

John C. Thompson, Esq.

John C. Thompson, LLC

1371 East 2100 South, #202

Salt Lake City, Utah 84105

Phone: (801) 363-4854

Fax: (801) 606-2855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In the course of our audit of financial statements for the fiscal year ended December 31, 2007, we have determined that our previously published financial statements as included in our quarterly reports on Forms 10-QSB for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 cannot be relied on and must be restated.  The restatement is due to the incorrect categorization and recording on the balance sheets of certain payments as “Other Assets, Prepaid production payments” instead of as expenses on the statements of operations.  The categorization relates to the payment to holders of working interests in certain of our properties. Each working interest in a particular property provides the holder with a pro-rata percentage of production revenues. However, regardless of production generated from the property, we guarantee a minimum annual payment of at least 9% of the holder’s investment until the initial investment has been repaid.  In most instances, this means that to date we have paid amounts to working interest holders that are well in excess of the pro-rata percentage of production revenues on properties where development has been slower and/or production less than we anticipated. Previously, we recorded payments to holders in excess of the actual production percentage as, in effect, an early pre-payment or credit to us.  On further examination of the actual contracts for the purchase of working interests, there is no provision for such a credit and, accordingly, we are conforming our reporting to the terms of the contracts.

We are working to complete the restatements and will file them as quickly as possible.  The effect of this re-categorization will be to decrease Total assets by approximately $489,713, $664,723, and $2,473,963 for the first, second and third quarters of fiscal 2007, respectively, increase Total expenses by approximately $489,713, $664,723, and $2,473,963, respectively, and decrease Net Revenues by $489,713, $664,723, and $2,473,963, respectively, for the same three quarters.

Our CFO has discussed this information with our independent accountants and informed them of our intention to restate in a meeting on March 18, 2008.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2008, Jon Havelock and Mark Chang resigned their positions as members of our board of directors.  Mr. Havelock and Mr. Chang were originally appointed as directors in August 2007, and were subsequently elected as directors by the shareholders in October 2007.  Mr. Havelock and Mr. Chang have resigned to pursue other activities.

Item 8.01.

Other Information

On March 18, 2008, we issued a newsletter with updated operations and production status information as well as projections for fiscal 2008.  The newsletter is attached to this filing as an exhibit and is posted on our website at www.powderrivergascorp.com.

Item 9.01.

Financial Statements and Exhibits

EX-99

March/April 2008 Newsletter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  March 21, 2008

POWDER RIVER PETROLEUM INTERNATIONAL, INC.

By: /S/ Brian Fox

Brian Fox

President and CEO